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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    We consent to the inclusion in this registration statement of our report, dated February 21, 1997, except for Note 11, as to which the date is March 11, 1997, on our audits of the December 31, 1996 and 1995 financial statements of Oglethorpe Power Corporation. We also consent to the references to our firm under captions "EXPERTS" and "SELECTED FINANCIAL DATA."

                                          COOPERS & LYBRAND L.L.P.

Atlanta, Georgia,
December 16, 1997.